EMPLOYMENT AGREEMENT

                                    EX- 10.22

     This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 14th day of September, 1995, by and between PRIMEDEX HEALTH SYSTEMS, INC., a New York corporation qualified to do business in California ("Employer"), with its principal place of business at 1516 Cotner Avenue, Los Angeles, California 90025 and STEVEN R. HIRSCHTICK, an individual ("Employee") residing at 6301 Vista del Mar, Playa del Rey, California 90293.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Employment. Employer hereby agrees to employ Employee as General Counsel and Senior Vice President of Employer. In that capacity, Employee shall perform such duties as are typical or appropriate in his capacities of employment, subject to and under the direction of Employer's Board of Directors. In addition, Employee shall perform such other duties for Employer as Employer may reasonably request, or as may be necessary or desirable in performing or carrying out the intention of this Agreement. Employee shall provide such services for, and consult with and advise, without additional compensation, corporations affiliated with Employer as Employer may from time-to-time reasonably specify. Notwithstanding the foregoing, Employer may not require Employee to relocate outside of Los Angeles County without Employee's prior written consent, given in his sole discretion.

     2. Employment Term. The term of this Agreement shall begin November 1, 1995 and end October 31, 2000 unless earlier terminated in accordance with Section 10 hereof (the "Employment Term").

     3. Extent of Service. Employee shall use his best efforts to fulfill his duties in the course of his employment and to further the business of Employer while devoting his full professional time, attention and energy during regular business hours to the business and affairs, and to prompting the interests and welfare, of Employer and its affiliates (any person or entity now or hereafter controlling, controlled by, or under common control with Employer being herein referred to as an "affiliate"). Employee shall be subject to the direction aid control of the Board of Directors of Employer. Employee shall not work for any other business or enterprise during the Employment Term if such other work would materially impair Employee's duties hereunder.

     4.  Compensation.

         a. Base Salary. For the services rendered by Employee hereunder, Employer shall pay Employee a base salary at the annual rate of Two Hundred Seventy-Five Thousand Dollars ($275,000) less withholding required by law or agreed to by Employer and Employee. Such rate shall be reviewed annually. Employee understands and agrees that Employer is under no obligation to increase Employee's annual base salary as a result of such review. Such salary shall be payable in installments at such times as Employer customarily pays its other employees holding comparable positions (but in any event not less often than monthly). The annual amount payable to Employee pursuant to the provisions of this Section 4(a) shall sometimes hereinafter be referred to as "Base Salary."

         b. Bonus. Employee shall participate in any bonus plan or bonus pool applicable to senior management of Employer and/or Employer's affiliates, and/or may receive an individual bonus outside of any such plan in the sole discretion of Employer's Chief Executive Officer, as authorized by the Employer's Board of Directors.




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         c. Fringe  Benefits.  In addition to the other  benefits  provided  for hereunder, Employee shall be entitled to the following benefits, such benefits to be provided by Employer:

              i. Four (4) weeks of paid vacation each year (prorated for any portion thereof).

              ii. Sick time, employee benefit plan participation and hospitalization, medical and dental insurance coverage under such health plans as may be maintained by Employer from time to time, if any, all in accordance with Employer's standard policies and practice; provided, however, that hospitalization, medical and dental coverage shall be funded by Employer on the same basis as Employer funds health insurance coverage of other senior executive employees of the Company; and

              iii.Such other usual and customary fringe benefits as may be allowed to similarly situated senior executive employees of Employer, including but not limited to life insurance and use of a company car.

         d. Stock Options. Employee has been granted options to purchase up to 400,000 shares of Common Stock, $.01 par value per share, of Employer, which options shall be granted to Employee in accordance with the terms of a Stock Option Agreement executed concurrently herewith and which options shall be exercisable in accordance with the terms and conditions of that agreement.

         e. Prior Stock Options. Under two Stock Option Agreements both dated as of October 15, 1993, Employee had options to purchase 800,000 shares of Employer's common stock. Said two Stock Option Agreements dated as of October 15, 1993 are hereby terminated.

         f.   Effect of Termination.

              i. Upon  Employee's  voluntary  termination or  termination  under
Section 10 (except  pursuant to Section 10(d)) hereof,  Employee's  rights under
Section 4(a) shall immediately cease. This provision shall not apply to salary or payments or benefits accrued prior to such termination.

              ii. Upon  Employee's  voluntary  termination or termination  under
Section 10 (except pursuant, to Section 10(d)) hereof, Employee's right to any and all fringe benefits described in Section 4(c) shall immediately cease. This provision shall not apply to any accrued and vested vacation pay. Notwithstanding the foregoing, Employer will fulfill all of its obligations under law with respect to the continuation of health benefits.

     5. Business Expenses. Employer will reimburse Employee for all ordinary and reasonable out-of-pocket business expenses incurred by Employee in continuation with his performance of services hereunder the Employment Term in accordance with Employer's expenses approval procedures then in effect.

     6. Inventions, Designs and Product Developments. All inventions, innovations, designs, processes, programs, techniques, assemblies of information, ideas and product developments developed or conceived by employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term and that relate to the actual or planned business activities of Employer or its affiliates or to similar business activities (collectively, the "Developments") and all of Employee's right, title and interest therein, shall be the exclusive property of Employer. Employee hereby assigns, transfers and conveys to Employer all of his right, title and interest in and to any and all such Developments. Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board of Directors of Employer. Employee agrees to preserve as confidential full particulars of any matters referred to herein, and to maintain at all times adequate current written records of all such matters which records shall be and shall remain the property of Employer. At any time and from time to time, upon the request of Employer, Employee shall execute and deliver to Employer any and all instruments,

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documents  and papers,  give evidence and do any and all other acts that, in the opinion of counsel for Employer, are or may be necessary or desirable to document such transfer or to enable Employer to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United Sates or foreign law with respect to any Developments or to obtain any extension, validations, reissue, continuance or renewal of any such patent, trademark or copyright. Employer will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section 6. By his signature hereon, Employee acknowledges that he has been notified and understands that this provision, shall not apply to any of the foregoing for which no equipment, supplies, facility or trade secret information of Employer was used and which was developed entirely on Employee's own time, and (a) which does not relate to the business of Employer or to Employer's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by Employee or Employer.

     7. Confidential Information. Employee acknowledges that, by reason of his employment by and service to Employer, he will have access to confidential information of Employer (and it affiliates) including, without limitation, information and knowledge pertaining to products, present and future developments, techniques, programs, trade secrets, services marketing strategies, processes, patents, copyrights, trademarks, policies, contracts, personnel information, improvements, methods of operation, sales and profits figures, customer and client lists, relationships between Employer and those persons, entities and affiliates with which Employer has contracted and others who have business dealings with it and other confidential property and information of Employer and its customers (collectively, the "Confidential Information"). Employee acknowledges that the Confidential Information is a valuable and unique asset of Employer and covenants that, both during and after the Employment Term, he will not disclose any Confidential Information to any person, firm or corporation (except as his duties as an employee of Employer may require) without the prior written authorization of the Board of Directors of Employer and that all such matters and properties shall be and shall remain the property of Employer and/or its customers. The obligation of confidentiality imposed by his Section 7 shall not apply to information that appears and in issued patents that is required by governmental authorities to be disclosed or that otherwise becomes generally known in the industry through no act of Employee in breach of this Agreement.

     8.  Noncompetition.

         a. Covenant of Employee. Employee acknowledges that he has specialized knowledge and experience in Employer's business, that his reputation and contracts within the industry are considered of great value to Employer and that if his knowledge, experience, reputation or contacts are used to compete accordingly agrees that for a period of one (1) year following the termination of Employee's employment hereunder, Employee shall not (except as his duties as an employee of Employer may require), without the prior written consent of the Board of Directors of Employer, directly or indirectly:

              i. Contract or solicit for the purpose of engaging in the business of the same general character as then engaged in by Employer, or divulge to any person, firm or corporation the name, address or requirements of, or perform services of the same general character as those performed by Employer for, any person, firm, corporation or other entity who is or at any time during the two
(2) years preceding the date of this Agreement had been, a customer of Employer;

              ii. Solicit for employment any of the employees, agents or representatives of Employer;


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              iii.Own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise, whether in corporate, proprietorship or partnership form or otherwise, engaged in the business of the same character as that then engaged in by the Employer in those cities or counties of the State of California (the "Prohibited Territory"), including the carrying on of a business which may be located elsewhere but which involves sales or any activity within the Prohibited Territory; or

              iv. Use his name or permit his name to be used in connection with any business or enterprises engaged in the business of the same character as that then engaged in the business of the same character as that then engaged in by Employer in the Prohibited Territory, including the carrying on of a business which may be located elsewhere but which involves sales or any activity within the stipulated city or county.

         b. Exception. The provisions of this Section 8 shall not be construed to prohibit the ownership by Employee of not more than 5% of any class of securities of any corporation that has a class of securities registered pursuant to the Securities and Exchange Act of 1934.

         c. Practice of Law Exception. After termination of employment, notwithstanding anything contained in this Agreement to the contrary, Employee shall be entitled to engage in the unrestricted private practice of law either in association with a law firm or as a sole practitioner.

         d. Reformation. If the provisions of this Section 8 should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provision shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted by applicable law.

         e. Notice to Others. Employee agrees that until the expiration of the covenants contained in this Section 8, he will provide, and that Employer may similarly provide a copy of such covenants to any business or enterprise:

              i. That he may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of; or

              ii. With which he may be connected as an officer, director employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use his name or permit his name to be used.

     9. Equitable Relief. Employee acknowledges that the restrictions contained in Sections 6, 7 and 8 are, in view of the nature of the business of Employer, reasonable and necessary to protect the legitimate interests of Employer, that Employer would not have entered into this agreement in the absence of such restrictions, and that any violation of any provisions of those Sections will result in irreparable injury to Employer. Employee also acknowledges that the remedy at law for any violation of these restrictions will be inadequate and that Employer shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages or the posting of a bond, and that Employer shall be further entitled to an equitable accounting of all earnings, profit; and other benefits arising from any such violation, which rights shall be cumulative of and in addition to any other rights or remedies to which Employer may be entitled. In the event of any such violation, Employer shall be entitled to commence an action for temporary and-permanent injunctive relief and other equitable relief in any court of Competent jurisdiction and Employee further irrevocably submits to the jurisdiction of any court in the jurisdiction of the United States District Court for the Central District of California over any suit, action or proceeding arising out of or relating to this Agreement. Employee hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. Effective service of process may be made upon Employee by mail under the notice provisions contained in Section 13.

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     10. Termination.

         a. Death. If Employee dies during the Employment Term, this Agreement shall terminate and thereafter Employer shall have no liability or obligation to Employee, his heirs, personal representatives, assigns or any other person claiming under or through him except for unpaid salary and benefits accrued to the date of his death.

         b. Employer's Cause. Upon the occurrence of any of the following events, this Agreement may be terminated for cause by Employer giving written notice of termination to Employee, such termination to be effective upon the date specified in such notice:

              i. Employee's conviction of, or plea of nolo contendere or its equivalent with respect to, a felony involving fraud or dishonesty or any other crime for which a term of imprisonment in excess of one (1) year could be imposed; or

              ii. Employee's material breach of any of the terms or conditions of this Agreement which is not cured within ninety (90) days after receipt of written notice from Employer to Employee.

         c. Voluntary Termination and Severance Pay. Either party to this Agreement may terminate this agreement at any time for any reason by giving the other party at least thirty (30) days prior written notice of the effective date of termination. In the event of such termination of this Agreement by either Employer or Employee, Employer shall pay to Employee, in addition to any and all other compensation due under this Agreement, an additional Two Hundred Thousand Dollars ($200, 000). This amount shall be paid as a lump sum no later than the effective date of any such termination.

         d. Employee's Cause. This Agreement may be terminated for "cause" by Employee upon giving written notice of termination to Employer, such termination to be effective upon the date specified in such notice. For the purposes of this
Section 10(d), "cause" shall mean Employer's material breach of any of the terms or conditions of this Agreement and the failure to cure such breach within thirty (30) days after written notice from Employee to Employer. The severance pay of Two Hundred Thousand Dollars ($200,000) (as set forth in 10(c) above) plus an additional six (6) months Base Salary shall be paid to Employee on or before the effective date of termination under this subparagraph 10(d).

         e. Attorney-Client Privileges. Employer recognizes that Employee has for some time prior to this Agreement been actively engaged in the private practice of law for numerous clients in the same industry and many of the same markets as Employer. Employer also recognizes and accepts that there is an attorney-client privilege of the utmost confidentiality that is required with respect to any confidential information that Employee had Previously received in his capacity as an attorney. Nothing in this Agreement shall be construed to require Employee to divulge any such information or utilize any such information for the benefit of Employer. Employee's refusal to divulge and/or utilize any such information shall not constitute any breach of this Agreement.

     11. Survival. Notwithstanding the termination of this Agreement pursuant to
Section 10 or the expiration of the Employment Term, the obligations of Employee under Sections 6, 7 and 8 shall survive and remain in full force and effect and Employer shall be entitled to equitable relief against Employee pursuant to the provisions of Section 9.

     12. Indemnification. Employer shall indemnify and hold Employee harmless from any and all expenses, including judgments, awards, and/or legal fees (with an attorney of employee's choice) relating to any litigation or other legal proceedings in which Employee is named as a party, provided that Employee is named as a party in such litigation or other legal proceeding because of some alleged act or activity alleged to have been conducted by Employee in any capacity in which he is connected with Employer.


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     13.  Notice.  All notices and other  communications  required or  permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when delivered by hand, sent by recognized overnight delivery services such as Federal Express, or mailed by registered or certified mail, return receipt requested, and shall be deemed to be effective on the date delivered by hand, sent by recognized overnight delivery service such as Federal Express, or mailed, as follows (provided that notice of change of address shall be deemed given only when received): If to Employer, at Employer's address provided on the first page of this Agreement. If to Employee, at Employee's address provided on the first page of this Agreement; and to such other names or addresses as Employer or Employee, as the case may be, shall designate by notice to the other party in the manner specified in this Section.

     14. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of the State of California without reference to the principles governing the conflicts of laws applicable in that or any other jurisdiction.

     15. Contents of Agreement: Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified or terminated except upon written amendment or supplement duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, personal representatives, successors and assigns of the parties hereto, except that (a) the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable in whole or in part by Employee and (b) the rights and interests of Employee hereunder shall not be assignable in whole or in part by Employee.

     16. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid or unenforceable provisions or application and shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstance.

     17. Remedies Cumulative; No Waiver. No remedy conferred upon Employer by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by Employer in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by Employer from time to time and as often as may be deemed expedient or necessary by Employer in its sole discretion.

     18. Arbitration. Except as provided in Section 9 hereof, any dispute or controversy arising from or relating to this Agreement shall be decided by arbitration in the County of Los Angeles, State of California, in accordance with the commercial rules and regulations of the American Arbitration Association and in accordance with the discovery procedures set forth in the California Discovery Act. Such decision shall be final and binding upon the parties. At the request of either Employer or Employee, arbitration proceedings shall be conducted in the utmost secrecy, and, in such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy, available for inspection only by Employer or Employee and their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information confidentially and to maintain the secrecy of such information shall become generally known.

     19. Attorneys' Fees. The prevailing party shall be entitled to recover its reasonable attorneys' fees and, costs incurred in connection with any action or proceeding under this Agreement.


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     IN WITNESS WHEREOF,  the undersigned have each duly executed this Agreement as of the date first above written.

                                       EMPLOYER:

                                       PRIMEDEX HEALTH SYSTEMS, INC.



                                       By: /s/ Herm Rosenman
                                            Herm Rosenman
                              Its President and CEO


                                       EMPLOYEE:

                                       STEVEN R. HIRSCHTICK



                                       /s/ Steven R. Hirschtick